SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      October 29, 2004

aaiPharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21185	04-2687849

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2320 Scientific Park Drive
Wilmington, North Carolina 28405

(Address of Principal Executive Offices)
(Zip Code)

(910) 254-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

     On October 29, 2004, aaiPharma Inc. (the “Company”) executed a Second Supplemental Indenture (the “Supplemental Indenture”) to the indenture (as supplemented and amended, the “Indenture”) governing its 11.5% Senior Subordinated Notes (the “Notes”). Among other matters, the Supplemental Indenture effects amendments to the Indenture that:

•	permit the Company to incur up to $30 million of additional indebtedness under credit facilities by increasing the amount of senior debt the Company may incur pursuant to Section 4.09(1) of the Indenture by $40 million and by eliminating the general provision permitting borrowings of up to $10 million permitted under Section 4.09(14) of the Indenture;

•	permit the Company to incur additional senior debt in order to maintain $40 million (subject to an increase up to $50 million in order to allow the Company to make interest payments on the Notes) in senior debt under credit facilities in the event the Company is required to pay down senior debt with the proceeds of asset sales;

•	require that debt permitted to be incurred under the Fixed Charge Coverage Ratio test set forth in Section 4.09 of the Indenture must rank on parity with or be subordinated in right of payment to the Notes and any liens granted to secure any such parity debt shall rank pari passu with the liens securing the Notes;

•	require proceeds of Asset Sales (as defined in the Indenture) to be used to reduce senior debt under credit facilities to $40 million;

•	provide that the liens on assets that secure obligations under the Notes will continue if all senior debt is repaid, but will resume as junior liens if the Company thereafter incurs any new senior debt;

•	prohibit the payment in cash in excess of an aggregate of $5 million to settle pending litigation, excluding payments funded or reimbursed under insurance policies, until the Company makes the interest payments due on the Notes on April 1, 2005 and October 1, 2005;

•	prohibit the payment of dividends on the Company’s common stock and other Restricted Payments (as defined in the Indenture) until the interest payments due on the Notes on April 1, 2005 and October 1, 2005 are paid; and

•	temporarily increase the interest rate on the Notes by 0.5% per annum, commencing to accrue on October 1, 2004 and ending on March 31, 2005.

     The Supplemental Indenture is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the Supplemental Indenture contained herein is qualified in its entirety by the terms of the Supplemental Indenture incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On October 29, 2004, the Company satisfied all of the conditions to the October 22, 2004 amendment to the Company’s senior credit facilities (the “Fourth Amendment”). The Fourth Amendment makes available an additional $30 million term loan (the “Supplemental Term Loan”) to the Company. The Supplemental Term Loan is available in up to three draws made on or prior to January 15, 2005, and the Company borrowed $20 million of the Supplemental Term Loan on October 29, 2004 in order to make the October 1, 2004 interest payment on the Notes, to pay certain expenses and for general working capital purposes.

     After giving effect to the Fourth Amendment, the interest rate on the entire senior secured credit facility, including the Supplemental Term Loan, is equal to a defined LIBOR rate (with a floor of 2%) plus 8.25% per annum or a defined reference rate (with a floor of 4%) plus 7.25% per annum. The Company will pay a commitment fee equal to 0.75% per annum on the undrawn portion of the Supplemental Term Loan, payable monthly in arrears.

     The Fourth Amendment retains the April 21, 2007 maturity date of the senior secured credit facility. Subject to exceptions set forth in the definitive documentation, loans under the Company’s senior secured credit facility (including the Supplemental Term Loan) are subject to covenants requiring prepayment of loans with 50% of excess cash flow, 100% of the net cash proceeds of asset dispositions, subordinated debt issuances and extraordinary receipts and 50% of the net cash proceeds of equity issuances in excess of $30 million.

     All optional prepayments (and mandatory prepayments made with the net cash proceeds of asset sales) of the Company’s senior secured credit facility, including the Supplemental Term Loan, are subject to a prepayment premium equal to 3.5% of the principal amount prepaid on or prior to August 9, 2005, 2.5% of the principal amount prepaid after August 9, 2005 but on or prior to August 9, 2006, and 1.5% of the principal amount prepaid after August 9, 2006 and on or prior to February 9, 2007.

     The Fourth Amendment retains substantially the same representations, warranties and affirmative and negative covenants as are provided in the existing senior secured credit facility, including limitations on liens, indebtedness, fundamental transactions, dispositions of assets, changes in the nature of the Company’s business, investments, acquisitions, capital and operating leases, capital expenditures, dividends, redemptions or other acquisitions of capital stock, redemptions or prepayments of other debt, transactions with affiliates, issuances of capital stock, modifications of indebtedness, organizational documents and other agreements, and retention of excess cash. The Fourth Amendment adds covenants requiring the Company to retain Rothschild Inc. or another financial advisor to assist with the exploration of the potential sale of some or all of the assets comprising the Company’s Pharmaceuticals Division. The Fourth Amendment also maintains existing financial covenants, including a minimum fixed charge coverage ratio and a maximum total debt to trailing twelve-month EBITDA leverage ratio, but eliminates the minimum gross revenue covenant for the quarter ended December 31, 2004. Compliance with the fixed charge coverage ratio and the leverage ratio has been waived through the first quarter of 2005 so long as defined minimum EBITDA thresholds are satisfied. In addition, the Fourth Amendment retains the covenant requiring certain levels of cash or revolver availability and increases the level of cash or revolver availability required for the period from March 31, 2005 through May 15, 2005 to $15,000,000.

     The Fourth Amendment substantially retains the existing events of default under the senior secured credit facility, including, among others, nonpayment of principal, interest or fees, violations of covenants, inaccuracy of representations and warranties, a cross-default to the Notes and other material indebtedness, bankruptcy events, and a change in control and adds an event of default if the Company fails to pursue in good faith the exploration of the potential sale of some or all of the assets comprising the Company’s Pharmaceuticals Division or other non-core assets.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

          Exhibit 10.1      Second Supplemental Indenture dated October 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2004

aaiPharma Inc.

	By:	/s/ Gina Gutzeit

Gina Gutzeit
Interim Chief Financial Officer

Exhibit Index

Exhibit	Description

Exhibit 10.1	Second Supplemental Indenture dated October 29, 2004.